Exhibit 99.1

Press Release

July 24, 2015

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RECORD SECOND QUARTER NET INCOME AND DECLARES QUARTERLY DIVIDEND.

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, is pleased to report that second quarter 2015 net income was $5.3 million, or $0.33 per diluted common share. This is the highest net income ever recorded by the Company for the second quarter of any year. This compares to second quarter 2014 net income of $4.7 million, or $0.30 per diluted common share. On July 22, 2015, the Company’s Board of Directors declared a regular quarterly dividend of $0.16 per common share. The dividend is payable on August 19, 2015, to stockholders of record on August 5, 2015.

For the first six months of 2015, net income was $10.4 million, or $0.65 per diluted common share, up from $9.1 million, or $0.57 per diluted common share, for the first six months of 2014.

“Our momentum accelerated in the second quarter,” commented Dave Nelson, President and Chief Executive Officer of West Bancorporation, Inc. “This is the fourth consecutive quarter we have had record earnings for each respective quarter. In addition, our stock price attained a new record high of $20.99 on July 15, 2015, as reported by Nasdaq. ”

Mr. Nelson added, “We were able to add new customers and generate new revenue without proportionally increasing our costs. This was a benefit for both stockholders and customers.”

Brad Winterbottom, West Bank President, said, “Loan growth resumed in the second quarter after taking a breather in the first quarter. Our pipeline of potential new business continues to be strong. At June 30, 2015, our loans were 13 percent higher than a year ago, and our deposits were 8 percent higher than a year ago. We look forward to the second half of 2015.”

Lynn Rowat, Eastern Iowa Market President, commented, “We continue to see solid growth in the loan portfolio in our eastern Iowa market, which increased by over 12 percent during the second quarter. The loan pipeline is strong, and we expect this growth to continue. The retail side of our operation is making significant strides with our expanded presence in Coralville, and we are pleased with their efforts.”

“Our strong momentum in the Rochester market continued through the second quarter with local businesses continuing to choose West Bank as their primary bank,” said Mike Zinser, Rochester Market President.  “Our loans outstanding increased to over $68 million at the end of the quarter, an increase of 33 percent since December 31, 2014.  We fueled that loan growth in part with local deposits.”   Mr. Zinser continued, “In addition to offering full service business banking, we’ve added about a dozen Rochester clients to our Trust Department, which is a nice complement to the banking services we are offering for our business customers.  Of course, our community bank board and local team are very excited about the upcoming groundbreaking for our new bank building, which is planned for the third quarter of 2015.”

The Company filed its report on Form 10-Q with the Securities and Exchange Commission this morning. Please refer to that document for a more in-depth discussion of our results. The Form 10-Q document is available on the Investor Relations section of West Bank's website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time today, Friday, July 24, 2015. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until August 8, 2015, by dialing 877-344-7529. The replay passcode is 10058096.

About West Bancorporation, Inc. (NASDAQ: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight offices in the Des Moines metropolitan area; one in Iowa City, Iowa; one in Coralville, Iowa; and one office in Rochester, Minnesota.

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations and costs; changes in customers' acceptance of the Company's products and services; cyber-attacks; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	June 30, 2015	June 30, 2014
Assets
Cash and due from banks	$61,682	$54,659
Federal funds sold	20,386	3,916
Investment securities available for sale, at fair value	245,201	337,561
Investment securities held to maturity, at amortized cost	51,302	—
Federal Home Loan Bank stock, at cost	12,168	12,132
Loans	1,217,378	1,076,042
Allowance for loan losses	(14,364)	(13,213)
Loans, net	1,203,014	1,062,829
Premises and equipment, net	10,921	9,477
Bank-owned life insurance	32,474	31,712
Other assets	17,313	23,407
Total assets	$1,654,461	$1,535,693

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$424,558	$349,038
Interest-bearing:
Demand	225,442	229,712
Savings	593,369	528,313
Time of $250,000 or more	14,179	27,929
Other time	109,062	127,440
Total deposits	1,366,610	1,262,432
Short-term borrowings	6,910	3,940
Long-term borrowings	129,296	131,059
Other liabilities	6,254	6,185
Stockholders' equity	145,391	132,077
Total liabilities and stockholders' equity	$1,654,461	$1,535,693

Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
CONSOLIDATED STATEMENTS OF INCOME	2015	2014	2015	2014
Interest income
Loans, including fees	$12,999	$11,672	$25,621	$23,002
Investment securities	1,798	1,970	3,687	3,976
Other	22	19	32	29
Total interest income	14,819	13,661	29,340	27,007
Interest expense
Deposits	551	637	1,122	1,259
Short-term borrowings	3	5	31	18
Long-term borrowings	911	903	1,870	1,806
Total interest expense	1,465	1,545	3,023	3,083
Net interest income	13,354	12,116	26,317	23,924
Provision for loan losses	200	150	200	150
Net interest income after provision for loan losses	13,154	11,966	26,117	23,774
Noninterest income
Service charges on deposit accounts	651	714	1,271	1,393
Debit card usage fees	469	453	904	863
Trust services	317	332	642	650
Revenue from residential mortgage banking	52	376	87	602
Increase in cash value of bank-owned life insurance	178	182	367	336
Realized investment securities gains, net	36	—	47	506
Other income	219	261	464	521
Total noninterest income	1,922	2,318	3,782	4,871
Noninterest expense
Salaries and employee benefits	4,005	3,987	7,995	8,098
Occupancy	1,010	1,024	2,059	2,035
Data processing	569	558	1,143	1,080
FDIC insurance expense	209	190	411	371
Other real estate owned expense	—	109	—	395
Other expenses	1,650	1,496	3,281	3,387
Total noninterest expense	7,443	7,364	14,889	15,366
Income before income taxes	7,633	6,920	15,010	13,279
Income taxes	2,361	2,181	4,635	4,140
Net income	$5,272	$4,739	$10,375	$9,139

Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2015
2nd Quarter	$0.33	$0.33	$0.16	$20.46	$17.98
1st Quarter	0.32	0.32	0.14	19.94	16.00

2014
4th Quarter	$0.36	$0.36	$0.14	$17.05	$14.00
3rd Quarter	0.32	0.32	0.12	15.68	14.01
2nd Quarter	0.30	0.30	0.12	16.45	13.53
1st Quarter	0.28	0.27	0.11	15.98	13.64
(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market, under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended June 30,		Six Months Ended June 30,
SELECTED FINANCIAL MEASURES	2015	2014	2015	2014
Return on average assets	1.28%	1.26%	1.28%	1.24%
Return on average equity	14.64%	14.62%	14.61%	14.40%
Net interest margin	3.59%	3.55%	3.59%	3.60%
Efficiency ratio*	46.88%	48.52%	47.55%	51.09%

			As of June 30,
			2015	2014
Texas ratio*			3.43%	6.54%
Allowance for loan losses ratio			1.18%	1.23%
Tangible common equity ratio			8.79%	8.60%
* A lower ratio is more desirable.

Definitions of ratios:

•	Return on average assets - annualized net income divided by average assets.

•	Return on average equity - annualized net income divided by average stockholders' equity.

•	Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets divided by tangible assets.